UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hygo Energy Transition Ltd.
(Exact name of registrant as specified in its charter)
Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2nd Floor, S. E. Pearman Building, 9 Par-la-Ville Road Hamilton HM 11 Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.4695 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-248501

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Hygo Energy Transition Ltd. (the “Company”) hereby incorporates by reference (a) the description of its common shares, par value $0.4695 per share, contained under the heading “Description of Share Capital” and (b) the information set forth under the headings “Material U.S. Federal Income Tax Considerations” and “Bermuda Taxation,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-248501), as originally filed with the Securities and Exchange  Commission (the “Commission”) on August 31, 2020, as may be subsequently amended (the “Registration Statement”). The description of the Company’s common shares, par value $0.4695 per share, included in any prospectus to the Registration Statement subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits of Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Registrant are registered on the Nasdaq Global Select Market and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hygo Energy Transition Ltd.

By:	/s/ Eduardo Maranhão
	Name:	Eduardo Maranhão
	Title:	Chief Financial Officer

Dated: September 23, 2020